CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Praxair, Inc. and Subsidiaries
EXHIBIT 23.01

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-48480 and 333-204093) and on Form S-8 (No. 333-18113, 333-64608, 333-81248, 333-97191, 333-115192, 333-163005, 333-183147 and 333-204086) of Praxair, Inc. of our report dated February 24, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
February 24, 2016